Exhibit 4.2

EXECUTION COPY

Legg Mason, Inc.

5.45% Junior Subordinated Notes due 2056

Underwriting Agreement

August 3, 2016

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Legg Mason, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for which Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as the representatives (the “Representatives”), 5.45%

1

Junior Subordinated Notes due 2056 (the “Securities”). The Securities will be issued pursuant to an indenture dated as of March 14, 2016 (the “Base Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture thereto to be dated as of August 8, 2016 (the “Supplemental Indenture”). The Base Indenture as supplemented by the Supplemental Indenture is referred to herein as the “Indenture.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An automatic shelf registration statement (as defined in Rule 405) on Form S-3 (File No. 333-209616) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and excluding exhibits to the Initial Registration Statement, became effective upon filing; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the

Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 2:30 p.m. (Eastern time) on the date of this Agreement; (i) the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof and substantially in the form set forth in Schedule V hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time and (ii) any investor presentation listed on Schedule IV (the “Additional Issuer Information”) or any electronic road show, each when taken together with the Pricing Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);

(g) (i) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer”;

(h) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Maryland with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (each a “subsidiary” and collectively, the “subsidiaries”; provided that such terms for purposes of this Agreement shall not include the following entities: Permal Hedge Fund Opportunities, Brandywine Concentrated Large Cap Core Equity Portfolio, Brandywine Dynamic Large Cap Value Extended Equity Portfolio, Brandywine Investment Trust Diversified Large Cap Value Portfolio, Quantitative Global Equity Value Portfolio, Diversified Mid Cap Dedicated Value Equity Portfolio, Systematic Mid Cap Value Equity Portfolio, Diversified Small Cap Select Value Equity Portfolio, Global All Cap Equity Portfolio, Global Small Cap Equity Portfolio, Global Macro Equity Portfolio, Dynamic Alternative Equity Portfolio, the Global Currents Investment Trust, Brandywine Global Macro and Brandywine Global Investment Management Trust-30th Street Fund) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”);

(i) Except as would not result in a Material Adverse Effect, each of the Company’s subsidiaries: (i) has been duly incorporated or organized, (ii) is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business;

(j) Except as would not result in a Material Adverse Effect, (A) all the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and (B) except as may be otherwise set forth in the Pricing Disclosure Package and the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interest, mortgage, pledge, lien, encumbrance or claim;

(k) The Company’s authorized equity capitalization is as set forth in the Pricing Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

(l) The Base Indenture and the Supplemental Indenture have been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company; at the Time of Delivery, the Base Indenture and the

Supplemental Indenture will constitute valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); and the Base Indenture has been qualified under and conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

(m) The Securities have been duly authorized by the Company and, at the Time of Delivery, will have been duly executed and delivered by the Company; at the Time of Delivery, when the Securities are executed and authenticated in accordance with the provisions of the Indenture and the Securities delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securities will be valid and legally binding instruments, enforceable in accordance with their terms, subject, as to enforcement, to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture pursuant to which the Securities are to be issued;

(n) All corporate action required to be taken for the consummation of the transactions contemplated hereby has been duly and validly taken by the Company;

(o) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities—Junior Subordinated Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “Material United States Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, subject to the conditions, limitations and assumptions described therein, are accurate, complete and fair;

(p) There is no franchise, contract or document which is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit thereto which has not been so described and filed as required;

(q) This Agreement has been duly authorized, executed and delivered by the Company;

(r) The Company is not and, after giving pro forma effect to the offering and sale of the Securities and the use of the proceeds as described in the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Company in connection with the transactions contemplated herein, except for the filing of this Agreement on a Report on Form 8-K or such as have been already obtained or will have been obtained by the Company prior to the Time of Delivery and such as may be required by the Company under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus;

(t) Neither the execution and delivery of the Indenture, the issue and sale of the Securities nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms hereof by the Company will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter, by-laws, certificate of formation or the limited liability company agreement, as applicable, of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their assets, properties, or operations; except in the cases of clause (i) (solely with respect to the Company’s subsidiaries) and clauses (ii) through (iii) as would not result in a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby;

(u) The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of the Act and the published rules and regulations thereunder. The supporting schedules, if any, included in the Registration Statement, Pricing Disclosure Package and Prospectus present fairly in accordance with GAAP the information required to be stated therein; and the selected financial data and the summary financial information included in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(v) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or before any arbitrator, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary that (i) could reasonably be expected to result in a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) except as set forth in the Company’s Annual

Report on Form 10-K for the fiscal year ended March 31, 2016, which is incorporated by reference in the Pricing Disclosure Package and the Prospectus, could reasonably be expected to result in a Material Adverse Effect;

(w) The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of its operations as presently conducted;

(x) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) except as set forth in the Pricing Disclosure Package and the Prospectus, any statute, law, rule, regulation, judgment, order or decree of any Federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties; except, in the case of clauses (i) (with respect to subsidiaries only), (ii) or (iii), for any such violations or defaults that would not be reasonably expected to result in a Material Adverse Effect;

(y) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm within the meaning of the Act and the rules and regulations thereunder;

(z) Each of the Company and the subsidiaries listed on Schedule III hereto (the “Significant Subsidiaries”) has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto); the Company does not have any significant subsidiaries as defined by Rule 1-02 of Regulation S-X that are not listed on Schedule III;

(aa) The Company and its subsidiaries, as an entity, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and, except as set forth in the Pricing Disclosure Package and the Prospectus, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that could reasonably be expected to have a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and the Company and each such subsidiary believes that it will be able to renew its existing insurance coverage as and when such coverage expires, should it elect to do so, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as may be described in or contemplated by the Pricing Disclosure Package and the Prospectus and except as would not reasonably be expected to result in a Material Adverse Effect;

(cc) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting;

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act;

(ee) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations as to which the failure to so own, hold or possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(ff) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Exchange Act or otherwise;

(gg) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(hh) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA;

(ii) Except as would not have a Material Adverse Effect, there is and has been no failure on the part of the Company, or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(jj) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their business, taken as a whole, as now conducted; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(kk) Neither the Company nor any of its subsidiaries have failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file or to be so in compliance would not, individually and in the aggregate, have a Material Adverse Effect. No deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, individually and in the aggregate, have a Material Adverse Effect;

(ll) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act;

(mm) The Company has not taken, and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities;

(nn) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a future commission merchant or any or all of the foregoing, as applicable; each of the Company’s subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except for any failures to be so registered, licensed or qualified or to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(oo) The Company is not a party as an investment advisor or distributor to any investment advisory agreement or distribution agreement; each of the investment advisory agreements and distribution agreements to which any of the Company’s subsidiaries is a party is a valid and legally binding obligation of such subsidiary which is a party thereto and complies with the applicable provisions of the Investment Advisers Act of 1940, as amended, except for any failures to be so valid and legally binding and in compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and none of the Company’s subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(pp) The Company does not sponsor any funds; each fund sponsored by any of the Company’s subsidiaries (a “Fund” or the “Funds”) and which is required to be registered with the Commission as an investment company under the Investment Company Act is duly registered with the Commission as an investment company under the Investment Company Act and the securities of each fund have been issued and sold in accordance with applicable law, except for any failures to be so registered or otherwise comply with applicable law that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person, or in any country or territory, that, at the time of the funding, is the subject of Sanctions; and

(ss) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Representatives in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Representatives on behalf of the Underwriters.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I hereto (i) in the case of retail sales, at a purchase price of 96.85% of the principal amount thereof, plus accrued interest, if any, from August 8, 2016 to the Time of Delivery thereof; and (ii) in the case of institutional sales, at a purchase price of 98.00% of the principal amount thereof, plus accrued interest, if any, from August 8, 2016 to the Time of Delivery thereof.

3. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the accounts specified by the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 8, 2016, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(i) hereof, will be delivered at such time and date at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A telephonic meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably acceptable to the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery without the Representatives’ consent which shall not be unreasonably withheld; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed; to prepare a final term sheet, containing solely a description of the Securities, in a form reasonably acceptable to the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Underwriters with copies of the Prospectus as then amended or supplemented in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time either (i) any event shall have occurred or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, (ii) if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon the Representatives’ consent to file such document in a form reasonably acceptable to the Representatives and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request, of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) To not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company that are substantially similar to the Securities (other than the Securities) or publicly announce an intention to effect any such transaction, until a period of 30 days from the date of this Agreement;

(f) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”; and

(g) To use its commercially reasonable efforts to effect the listing of the Securities on the New York Stock Exchange within 30 days of the Time of Delivery.

6. (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof and the Issuer Free Writing Prospectuses listed under Schedule II(a) hereto, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses of the Company in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and its agents and the fees and disbursements of its counsel in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to the validity of the Securities, the Pricing Disclosure Package and the Prospectus and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Shearman & Sterling LLP, counsel for the Company, shall have furnished to the Representatives its written opinion and disclosure letter, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A-1 hereto and with customary assumptions and qualifications;

(d) Thomas Merchant, General Counsel for the Company, or other counsel of the Company satisfactory to the Representatives shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A-2 hereto;

(e) On the date of the Prospectus at the Applicable Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ comfort letters to underwriters; provided that the letter dated the Time of Delivery shall have a “cut off” date not earlier than the date of this Agreement.

(f) On the date of the Prospectus at the Applicable Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Peter Nachtwey, Chief Financial Officer of the Company, shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof, in form and substance satisfactory to you, with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus.

(g) Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus or related to restricted stock and stock option awards to employees, the effect of which, in any such case, is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the absence of any Material Adverse Effect since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto) except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto), as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Additional Issuer Information, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the

Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it did not otherwise learn of such action and such failure results in forfeiture by the indemnifying party of substantial rights and defenses. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnifying party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnifying party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any Underwriter and, with respect to J.P. Morgan Securities LLC and Citigroup Global Markets Inc., their respective selling agents; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f) The following information is the only information furnished to the Company by the Underwriters specifically for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus: (a) the last sentence on the cover page of the Prospectus; (b) the second, third and fourth sentences of the third paragraph of text under the caption “Underwriting” in the Prospectus concerning the selling terms by the Underwriters; and (c) the seventh paragraph of text and following bullet points under the caption “Underwriting” in the Prospectus concerning short sales, purchases to cover positions created by short sales and stabilizing transactions.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may arrange for the Representatives or another party or other parties, subject to the approval of the Company in its sole discretion, to purchase such Securities on the terms contained herein. If within twenty-four hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of twenty-four hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities which such

Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof or as a result of the failure of any condition set forth in Section 8(h) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives as the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, (fax: (212) 507-8999), Attention: Investment Banking Division, with a copy to the Legal Department; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 (fax: (646) 855-5958), Attention: High Grade Transaction Management/Legal; Citigroup Global Markets Inc., General

Counsel (fax: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081); Attention: High Grade Syndicate Desk – 3rd Floor; and at Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, (fax: (704) 410-0326); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Each of the Company and the Representatives hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Representatives waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Representatives agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the respective Representatives, as applicable, and may be enforced in any court to the jurisdiction of which Company or the respective Representatives is subject by a suit upon such judgment.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on you part as to the authority of the signers thereof.

Very truly yours,

Legg Mason, Inc.

By:	/s/ Jeffrey A. Nattans
Name:	Jeffrey A. Nattans
Title:	Executive Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

For themselves and on behalf of the several

Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Matthew Basler
Name:	Matthew Basler
Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.
Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Vice President

By:	Wells Fargo Securities, LLC

By:	/s/ John Scerri
Name:	John Scerri
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
Morgan Stanley & Co. LLC	$100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000,000
Citigroup Global Markets Inc.	100,000,000
J.P. Morgan Securities LLC	100,000,000
Wells Fargo Securities, LLC	100,000,000

Total	$500,000,000

S-I-1

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b) Additional Documents Incorporated by Reference:

None.

S-II-1

SCHEDULE III

Certain Subsidiaries

Legal Name	Jurisdiction
1. Western Asset Management Company	California
2. ClearBridge Investments, LLC	Delaware
3. EnTrustPermal Group Holdings LLC	Delaware
4. Royce & Associates, LLC	Delaware
5. Legg Mason Partners Fund Advisor, LLC	Delaware
6. Brandywine Global Investment Management, LLC	Delaware
7. Legg Mason & Co., LLC	Maryland
8. RARE Infrastructure Limited	Australia
9. Martin Currie (Holdings) Limited	Bermuda
10. QS Investors Holdings, LLC	Delaware
11. Clarion Partners Holdings LLC	Delaware

S-III-1

SCHEDULE IV

None

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SCHEDULE V

Term Sheet To prospectus dated February 19, 2016 and prospectus supplement dated August 3, 2016	Filed Pursuant to Rule 433 Dated August 3, 2016 Term Sheet to Prospectus Supplement Registration Statement No. 333-209616

5.45% Junior Subordinated Notes due 2056

Legg Mason, Inc.

Issuer:	Legg Mason, Inc.

Security:	5.45% Junior Subordinated Notes due 2056 (the “Notes”)

Trade Date:	August 3, 2016

Expected Settlement Date:	August 8, 2016 (T+3)

Principal Amount:	$500,000,000

Maturity:	September 15, 2056

Interest Payment Dates:	March 15, June 15, September 15 and December 15 of each year, beginning December 15, 2016 (long first coupon)

Coupon:	5.45%

Price to Public:	$25.00 per Note / 100% of principal amount

Underwriter Purchase Price:	$24.2125 per Note plus accrued interest, if any, from August 8, 2016

Underwriter Purchase Price for Sales to Institutions:	$24.50 per Note plus accrued interest, if any, from August 8, 2016

No Over-allotment Option:	The underwriters will not have the option to purchase any additional Notes in order to cover over-allotments, if any.

Optional Redemption:

Par Call:	On or after September 15, 2021, in whole or in part, at 100% of the principal amount, plus any accrued and unpaid interest

Call for Tax Event:	Prior to September 15, 2021, in whole but not in part, at 100% of the principal amount, plus any accrued and unpaid interest

Call for Rating Agency Event:	Prior to September 15, 2021, in whole but not in part, at 102% of the principal amount, plus any accrued and unpaid interest

Optional Deferral:	Up to 20 consecutive quarterly periods per deferral period

Use of Proceeds:	We expect to use the net proceeds of this offering of the Notes, together with cash on hand, to repay the outstanding borrowings under the Revolving Credit Facility and to pay fees and expenses related to this offering of Notes.

CUSIP / ISIN:	524901600 / US5249016008

S-V-1

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

The information in this pricing term sheet supplements the preliminary prospectus supplement dated August 3, 2016 (the “Preliminary Prospectus Supplement”) and updates and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. For more complete information about the offering, you should review the Preliminary Prospectus Supplement. Terms used and not defined herein have the meanings assigned in the Preliminary Prospectus Supplement.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Joint Book-Running Managers in the offering will arrange to send you the prospectus if you request it by contacting Morgan Stanley & Co. LLC, 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, or by calling 1-866-718-1649 (toll-free); Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by calling 1-800-294-1322 (toll-free); Citigroup Global Markets Inc., 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Broadridge Financial Solutions, or by calling 1-800-831-9146 (toll-free); J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York, 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, or by calling 1-212-834-4533 (collect); or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by calling 1-800-645-3751 (toll-free).

This pricing term sheet does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

S-V-2

EXHIBIT A-1

Form of Opinion of Shearman & Sterling LLP

1. The Underwriting Agreement has been duly executed and delivered by the Company to the extent such execution and delivery is a matter of New York law.

2. Each of the Base Indenture and the Second Supplemental Indenture has been duly executed and delivered by the Company (to the extent such execution and delivery is a matter of New York law) and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Notes have been duly executed by the Company to the extent such execution is a matter of New York law and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Notes will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. The Company is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

5. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

6. The statements in the General Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities—Junior Subordinated Debt Securities,” in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

7. The description of the U.S. federal income tax consequences set forth in the General Disclosure Package and the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as such description constitutes a statement of U.S. federal income tax law or legal conclusions and subject to the limitations and conditions described therein, is accurate in all material respects.

8. On August 8, 2016, at approximately 9:00 a.m., the Commission’s website did not indicate the existence of a stop order suspending the effectiveness of the Registration Statement.

9. In the opinion of such counsel, each of the Registration Statement and the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

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10. Such counsel shall also state, subject to customary assumptions and qualifications, that no facts came to the attention of such counsel that caused such counsel to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel has not been requested to comment), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Final Prospectus Supplement or the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions set forth above are subject to the following qualifications:

(a) The opinions in paragraphs 2 and 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) The opinions in paragraphs 2 and 3 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) The opinions are limited to (i) Generally Applicable Law (as such term is to be defined therein), (ii) in the case of the opinion in paragraph 5 above, the Trust Indenture Act of 1939, as amended, and (iii) in the case of the opinion in paragraph 4 above, the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.

E-A-1-2

EXHIBIT A-2

Form of Opinion of General Counsel of the Company

[Legg Mason, Inc. Letter Head]

August 8, 2016

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As representatives of the several underwriters named in Schedule I to the Underwriting Agreement

Legg Mason, Inc.

$500,000,000 5.45% Junior Subordinated Notes due 2056

Ladies and Gentlemen:

You have requested me, as General Counsel of Legg Mason, Inc., a Maryland corporation (the “Company”), to render my opinion in connection with the Company’s issuance of $500,000,000 aggregate principal amount of the Company’s 5.45% Junior Subordinated Notes due 2056 (the “Notes”) pursuant to the Underwriting Agreement, dated August 3, 2016 (the “Underwriting Agreement”), among the Company and each of you. The Notes are to be issued pursuant to a base indenture, dated as of March 14, 2016 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of August 8, 2016 (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) with respect to the Notes, in each case between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

This opinion is furnished to you pursuant to Section 8(d) of the Underwriting Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

In my capacity as General Counsel of the Company, I or attorneys working under my supervision have examined (i) the Underwriting Agreement; (ii) the Indenture; (iii) the forms of the Notes to be issued by the Company; (iv) the registration statement of the Company on Form S-3ASR (File No. 333-209616) filed on February 19, 2016 under the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (“Commission”) (such registration statement, including the documents and information deemed to be part thereof pursuant to Rule 430B under the Securities Act, and the

E-A-2-1

documents incorporated by reference therein, being hereinafter referred to as the “Registration Statement”); (v) the prospectus dated February 19, 2016 forming a part of the Registration Statement with respect to the offering from time to time of the Company’s securities (the “Base Prospectus”); (vi) the preliminary prospectus supplement dated August 3, 2016 relating to the Notes (the “Preliminary Prospectus Supplement”) (the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the documents incorporated by reference therein, being hereinafter collectively referred to as the “Preliminary Prospectus”); (vii) the final prospectus supplement dated August 3, 2016 relating to the Notes (the “Final Prospectus Supplement”) (the Base Prospectus, as supplemented by the Final Prospectus Supplement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”); (viii) originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons; and (ix) such other documents, agreements and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. As used herein, the term “Pricing Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the information included in the final term sheet attached as Schedule A hereto.

In my examinations and the examination of attorneys under my supervision, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of all documents submitted to us as copies. As to factual matters, I have relied upon the truthfulness of the representations of the Company and the Underwriters made in the documents discussed above and in certificates of public officials and officers of the Company.

My opinions set forth herein are limited to the Maryland General Corporation Law and, except for the opinion contained in paragraph (8), the federal securities laws of the United States of America, and I do not express any opinion herein concerning any other law or any other matter not expressly addressed below.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2. The Company (a) has all requisite corporate power to execute and deliver the Notes, the Underwriting Agreement and the Indenture, and to perform its obligations under the Notes, the Underwriting Agreement and the Indenture, (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its obligations under the Notes, the Underwriting Agreement and the Indenture and (c) has duly executed and delivered the Underwriting Agreement, the Indenture and the Notes.

3. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

E-A-2-2

4. Except as would not result in a Material Adverse Effect, all of the outstanding capital stock of each of the Significant Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to my knowledge, is owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any perfected security interest, and any other security interest, claim, lien or encumbrance.

5. The Company’s authorized equity capitalization is as set forth or incorporated by reference in the Pricing Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus.

6. To my knowledge, there is not pending or threatened any action, suit or proceeding, by or before any court or governmental agency, authority or body of any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in (or in documents incorporated by reference in) the Registration Statement which is not adequately disclosed in the Pricing Disclosure Package and the Prospectus and which might reasonably be expected to result in a Material Adverse Effect, and to my knowledge, there is no franchise, contract or other documents, which is required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required, which might reasonably be expected to result in a Material Adverse Effect.

7. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement. Any required filing of the Basic Prospectus, the Preliminary Prospectus and the Prospectus, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

8. To my knowledge, no consent, approval, authorization, filing with, or order of any court or governmental agency or body is required by the Company in connection with the transactions contemplated by the Underwriting Agreement, except for the filing of the Underwriting Agreement, the Indenture, the form of Notes and validity opinions with respect to the Notes on a Report on Form 8-K and such as have been obtained by the Company with the Commission under the Securities Act and under the Exchange Act and such as may be required by the Company under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by you in the manner contemplated in the Underwriting Agreement and the Indenture and in the Prospectus and such other approvals as have been obtained.

9. Neither the consummation by the Company of any of the transactions contemplated in the Underwriting Agreement and the Indenture, nor the fulfillment by the Company of the terms of such documents will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets

E-A-2-3

of the Company or its subsidiaries pursuant to (a) the Company’s Articles of Incorporation or By-Laws, (b) the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to my knowledge, to which the Company or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject, or (c) order of any court, regulatory body, administrative agency, governmental body, arbitrator or their authority or, to my knowledge, any law, statute, rule, regulation or decree applicable to the Company having jurisdiction over the Company or its subsidiaries or any of its or their respective properties, except in the case of clauses (b) and (c) where such conflict, breach, violation or imposition would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated by the Underwriting Agreement.

I am furnishing this opinion solely for your benefit. This opinion may not be relied upon by any other person without my express written consent, except that The Bank of New York Mellon, as Trustee may rely upon paragraphs (1), (2), (3), (8), and (9) herein as if addressed to it. Copies of this opinion may not be furnished to any other person, nor may any portion of this opinion be quoted, circulated or referred to in any other document, except as may be required pursuant to applicable law. This opinion letter speaks only as of the date hereof. I expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Respectfully Yours,

Name:	Thomas C. Merchant
Title:	General Counsel

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